Exhibit 99.2
                                                                  ------------

                                                                EXECUTION COPY

                                                              January 28, 2002


Global Crossing Ltd.
Seven Giralda Farms
Madison, NJ 07940
U.S.A.

Attention: John J. Legere, Chief Executive Officer

Dear Mr. Legere:

         This letter agreement sets forth our understanding concerning proposed equity investments by Hutchison Whampoa Limited ("HWL") and Singapore Technologies Telemedia Pte Ltd. ("STT") or their designees, respectively, in Global Crossing Ltd. ("GCL") pursuant to a plan of reorganization under chapter 11, title 11 of the United States Code and related proceedings in other jurisdictions (the "Plan") involving the restructuring of the debt and equity of GCL and its subsidiaries other than Asia Global Crossing Ltd. (the "Transaction"). This letter agreement is not intended to be a solicitation of any acceptance of the Plan. Any such solicitation shall be sought in accordance with applicable law and as contemplated by the attached Annex A.

         In consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

         1.    Transaction; Buyer Protection Order; Expense Reimbursement.

         (i) GCL, HWL and STT hereby confirm their mutual intention to continue to pursue the Transaction as contemplated by and subject to the terms and conditions set forth in Annex A.

         (ii) The provisions of Section 1 of the Exclusivity Letter dated January 21, 2002 among the parties (the "Exclusivity Letter") shall continue until the commencement by GCL of a case under Chapter 11 of the United States Code, notwithstanding the provisions of Section 2 of the Exclusivity Letter.

         (iii) Each of the parties agrees to be bound by the provisions set forth under the headings "Expenses", "Buyer Protection Order" and "Governing Law" contained in Annex A.

         (iv) Upon the date of this letter agreement and simultaneously with the execution hereof, GCL shall pay or procure payment of US$1,900,000 to HWL and US$1,900,000 to STT, by wire transfer to bank accounts designated by HWL and STT, respectively, in reimbursement of actual fees and expenses reasonably incurred by them, their


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                                                                             2


respective financial advisors, accountants and legal counsel in respect of their work on the Transaction to date as contemplated by the provisions set forth under the heading "Expenses" contained in Annex A. This letter agreement shall become effective upon receipt by HWL and STT of the sums set forth above.

         2. Representations and Warranties. Each party represents and warrants, severally and not jointly, to the other parties that (i) such party has the full power and authority to enter into, execute and deliver this letter agreement and perform the obligations contained herein; (ii) the execution and delivery by such party of this letter agreement and the performance by such party of its obligations contemplated in this letter agreement have been duly authorized by all necessary corporate or other action of such party; and (iii) the execution, delivery and performance of this letter agreement by such party will not conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (with notice or lapse of time or both) a default under, any instrument, contract or other agreement to which such party is a party or by which such party is bound.

         3. Confidentiality. The parties agree to be bound by the confidentiality terms set forth in Annex A. If and to the extent that the confidentiality terms set forth in Annex A expressly contravene the provisions of the Non-Disclosure Agreements previously executed by HWL and GCL or STT and GCL, as the case may be, the provisions contained in Annex A shall govern.

         4. Conditions. Except as set forth in clauses (ii) to (iv) of paragraph 1 above, any obligations of the parties regarding the Transaction shall be subject to the conditions set forth in Annex A, including without limitation the negotiation and execution of definitive documentation concerning the Transaction.

         5. Miscellaneous. The terms set forth in this letter agreement and Annex A are a part of a comprehensive agreement, each element of which is an integral aspect of the Transaction and, as such, are non-severable.

         6. Governing Law. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York and any applicable provision of the Bankruptcy Code, without regard to the principles of conflict of laws that would provide for application of another law.

         7. Concerning Remedies. Each of the parties acknowledges and agrees that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other right, power or privilege hereunder.

         8. Entire Agreement; Amendments; Counterparts. This letter agreement, Annex A, the Exclusivity Letter, the Non-Disclosure Agreement dated as of June 25, 2001 between HWL and GCL, as amended, and the Non-Disclosure Agreement dated August 23, 2001, as amended, between STT and GCL set forth the entire agreement among GCL on the one hand, and HWL or STT or both, on the other hand, with respect to the subject matter hereof. This letter agreement may be amended only by the express written consent of each of the parties.


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                                                                             3


This letter agreement may be executed in counterparts, each of which when taken together shall constitute an original of this letter agreement. Each of the parties agrees and acknowledges that this letter agreement does not contain all matters upon which agreement must be reached in order for the Transaction to be consummated.

         9. Third Party Beneficiaries. Except as specifically set forth or referred to in this letter agreement, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this letter agreement.

         10. Notices. All notices, other communications or documents provided for or permitted to be given hereunder shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by reputable courier guaranteeing overnight delivery:

               (a)      if to GCL, to

                        Global Crossing Ltd.
                        Seven Giralda Farms
                        Madison, NJ  07940
                        U.S.A.
                        Attention: Company Secretary
                        Fax: (1 973) 410-8583

               (b)      if to HWL, to:

                        Hutchison Whampoa Limited
                        22nd Floor
                        Hutchison House
                        10 Harcourt Road, Central
                        Hong Kong
                        Attention: The Company Secretary
                        Fax: (852) 2128-1778

               (c)      if to STT, to:

                        Singapore Technologies Telemedia Pte Ltd.
                        51 Cuppage Road
                        #10-11/17, StarHub Centre
                        Singapore 229469
                        Attention: Vice President, Legal
                        Fax: (65) 720-7277

Each party, by written notice given to each other in accordance with this paragraph 11 may change the address to which notices, other communications or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged orally by addressee or by machine confirmation of transmission, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class air mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

         If this letter agreement correctly sets forth our understanding, please so acknowledge by signing below and returning a signed copy of the letter agreement to HWL at +852-2128-1778 and to STT at +65-720-7277.



                                         Very truly yours,


                                         HUTCHISON WHAMPOA LIMITED


                                         By:  /s/  Susan Chow
                                              -----------------------------
                                              Name:  Susan Chow
                                              Title: Deputy Group Managing
                                                       Director


                                         SINGAPORE TECHNOLOGIES TELEMEDIA
                                           PTE LTD.


                                         By:  /s/ Lee Theng Kiat
                                              -----------------------------
                                              Name:   Lee Theng Kiat
                                              Title:  President and Chief
                                                        Executive Officer


                                         Accepted and Agreed to as of the
                                           date set forth above:


                                         GLOBAL CROSSING LTD


                                         By:  /s/ John J. Legere
                                              -----------------------------
                                              Name:   John J. Legere
                                              Title:  Chief Executive Officer

                                                                CONFIDENTIAL


                               SUMMARY OF TERMS


Company Global Crossing Ltd. ("GCL")(all references to GCL refer to GCL on a consolidated basis, including all shares of Asia Global Crossing Ltd. ("AGC") held by GCL but excluding the operations, assets and liabilities of AGC and its subsidiaries).

New Investors       Hutchison Whampoa Ltd. ("HWL") and Singapore Technologies
                    Telemedia Pte Ltd ("STT") and such other entities as HWL and STT may designate in accordance with the provisions set forth under the heading "New Investors Designations and Determinations".

Form of Investment  A combination of newly issued GCL common shares and convertible preferred stock ("Senior Convertible Preferred Stock"), such that the New Investors shall own 79% of the equity of GCL pro forma for the GCL Restructuring (as defined below), assuming conversion of the Senior Convertible Preferred Stock but subject to pro rata dilution for the exercise of all options authorized under the Management Plan (as defined below under "GCL Restructuring") as of the closing date of the GCL Restructuring (the "Closing Date").

Aggregate
 Investment Amount  US$750 million in cash. See "GCL Restructuring" below for other terms.

Use of Proceeds     Proceeds from the transaction will be utilized by GCL to
                    fund its business on an ongoing basis and the GCL
                    Restructuring.

Terms of Senior Convertible Preferred Stock
-------------------------------------------

Dividends           8.0% cumulative, payable at GCL's option either in cash
                    and/or in kind. Cash payments may be accrued if required by New Exit Financing covenants.

Ranking The Senior Convertible Preferred Stock will rank senior to all other capital stock of GCL.

Conversion          The Senior Convertible Preferred Stock may be converted,
                    in whole or in part, at the option of the holder at any time and from time to time, into such number of common shares as will result in ownership by the New Investors, when combined with the New Investors' purchase of shares hereunder, of 79% of the equity of GCL as of the Closing
                    Date (assuming conversion of the Senior Convertible
                    Preferred Stock but subject to pro rata dilution for the exercise of all options authorized under the Management
                    Plan as of the Closing Date). The conversion price of the Senior Convertible Preferred Stock will be subject to customary anti-dilution adjustments.

Optional
Redemption          None


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Optional Change
of Control
Redemption          None

Change in Control   If GCL becomes subject to a change of control, each holder
Put                 of the Senior Convertible Preferred Stock will have the
                    right to require GCL to purchase all or a part of such securities at 101% of the liquidation preference of an amount to be agreed, plus any accrued and unpaid dividends to the date of repurchase.

Voting Rights       The Senior Convertible Preferred Stock will vote on an
                    as-converted basis with the common stock.

                    The holders of the Senior Convertible Preferred Stock will have a class voting right with respect to any amendment to the terms of the Senior Convertible Preferred Stock.

                    So long as a New Investor beneficially owns a specified minimum percentage (to be agreed) of GCL's outstanding common shares (for the avoidance of doubt the common shares issuable upon conversion of any shares of Senior Convertible Preferred Stock owned by such New Investor shall be deemed for this purpose only to be beneficially owned by such New Investor), the approval of such New Investor holding Senior Convertible Preferred Stock shall be required for certain major corporate actions of GCL or actions of GCL in respect of major corporate actions of AGC, including any of the following: (i) appointing or replacing GCL's chief executive officer; (ii) any material acquisitions or dispositions; (iii) any mergers, consolidations or reorganizations; (iv) any issuances of equity securities (other than enumerated exceptions); (v) incurrence of indebtedness in excess of specified amounts;
                    (vi) capital expenditures in excess of specified amounts;
                    (vii) commencement of bankruptcy or other insolvency proceedings; and (viii) certain affiliate transactions.

Other Terms of Investment
-------------------------

Transferability     No contractual restrictions on the transferability of the
                    common shares or Senior Convertible Preferred Stock.

Board
Representation      GCL's board of directors (the "Board") shall be
                    restructured to include no more than 10 members. The New
                    Investors shall designate at least 8 members of the Board, including the Chairman. The New Investors' designees shall be appointed Chairman of each of the Executive Committee, Nominating Committee, Compensation Committee and Audit
                    Committee, subject to applicable stock exchange regulations.

New Investors'
Conditions to
Closing The several obligations of each New Investor to complete the transaction contemplated hereby will be subject to the fulfillment to the satisfaction, in the reasonable judgment of such New Investor, of conditions customary for transactions of this nature and other agreed conditions, including: (i) the concurrent completion of the GCL Restructuring (excluding clauses (vii) and (viii) thereof); (ii) financial status and business prospects of AGC,

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


                    including status with respect to a restructuring of the debt of AGC and its subsidiaries if deemed necessary by the New Investors, to be cceptable to the New Investors;
                    (iii) approvals shall have been obtained from all U.S. and non-U.S. government entities, including the U.S. Federal Communications Commission, the U.S. Department of Justice and the U.S. Federal Trade Commission (or applicable waiting periods shall have expired); (iv) the absence of any material adverse change in the business, prospects, properties, assets, liabilities, operations or conditions (financial or otherwise) of GCL from and after a date to be specified in the Purchase Agreement, other than as previously disclosed to and accepted by the New Investors as of the date the Purchase Agreement is executed; (v) to the extent the New Investors determine it is necessary, the amendment of any applicable "change of control" provisions in any agreements or arrangements of GCL which would otherwise be triggered by this transaction; (vi) as of the last day of each of GCL's first three fiscal quarters of 2002, GCL shall have satisfied the minimum Service Revenues and Service EBITDA performance targets set forth on Schedule 1 for such quarter and as of the last day of GCL's 2002 third quarter, GCL shall have (A) satisfied the minimum cumulative IRU revenue performance target set forth on Schedule 1 for such 9 month period and
                    (B) not exceeded the maximum cumulative Cash Capital Expenditure performance target (as adjusted) set forth on
                    Schedule 1 for such 9 month period; (vii) management employment arrangements on terms satisfactory to the New Investors, including equity-based compensation and retention packages, to be structured and agreed with key management personnel consistent with the Management Plan (defined herein); (viii) the requisite amendment of certain contracts of GCL and its affiliates (to be identified by the New Investors to GCL as of the date of the Purchase Agreement) to eliminate the application of the non-compete provisions therein to the New Investors and their affiliates to the satisfaction of the New Investors; (ix) GCL having complied with all covenants and conditions set forth in the documentation relating to the DIP Financing (as defined below), except to the extent noncompliance with respect thereto is either cured by GCL or waived by the DIP lender(s); (x) GCL having taken all such action as may be necessary or appropriate to facilitate the listing of the new equity issued in connection with the GCL Restructuring on a US national stock exchange promptly after the Closing Date provided that this condition shall be deemed satisfied if a listing cannot be effected because the New Investors do not consent to any modification to any of the terms set forth herein needed to effect such listing; (xi) GCL having made each of the filings with respect to the GCL Restructuring specified in Schedule 2 hereto in accordance with the timetable set forth therein (the "Restructuring Timetable") and the events specified in Schedule 2 hereto having occurred substantially in accordance with the Restructuring Timetable and (xii) GCL having complied with all other applicable pre-closing covenants and customary representations and warranties.

GCL's Conditions    The obligation of GCL to complete the transaction
 to Closing         contemplated hereby will be subject to the fulfillment to
                    the satisfaction, in the

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


                    reasonable judgment of GCL, of conditions customary for transactions of this nature and other agreed conditions, including the New Investors having complied with all applicable pre-closing covenants and customary representations and warranties.

GCL Restructuring   GCL shall conduct a restructuring and recapitalization
                    through a Chapter 11 plan of reorganization and such concurrent proceedings under the laws of jurisdictions outside the United States as may be necessary to give full effect to such restructuring and recapitalization
                    (collectively, the "GCL Restructuring"). The terms of the GCL Restructuring must be acceptable to the New Investors, including:

                    (i) US$800 million in new debt securities to be distributed to existing GCL creditors;

                    (ii) 21% of the share capital of GCL (assuming conversion of the Senior Convertible Preferred Stock but subject to pro rata dilution for the exercise of all options authorized under the Management Plan as of the Closing Date) to be distributed to existing GCL creditors;

                    (iii) US$300 million in cash to be distributed to existing GCL creditors;

                    (iv) All of GCL's existing bank debt, bond debt and claims relating to entities having filed for bankruptcy protection to be eliminated in exchange for the consideration set forth above;

                    (v) New Exit Financing (as described below) to be arranged by GCL;

                    (vi) Elimination of all existing preferred and common shares and other equity interests;

                    (vii) HWL to surrender its existing convertible preferred and invest new cash of US$375 million in exchange for a combination of new Senior Convertible Preferred Stock and common shares as described in the heading "Form of Investment";

                    (viii) STT to invest new cash of US$375 million to
                           subscribe for a combination of new Senior
                           Convertible Preferred Stock and common shares as described in the heading "Form of Investment";

                    (ix) Net working capital of GCL (cash plus receivables minus payables) of at least US$1.0 billion, including a minimum cash balance of GCL of at least US$700 million as of September 30, 2002, as reflected in a pro forma balance sheet giving effect to the GCL Restructuring as of such date to be agreed (the "Pro Forma Balance Sheet"), subject to adjustments to be agreed upon if the Closing Date occurs before or after September 30, 2002;

                    (x) Post-restructuring liabilities of GCL, including taxes, not to exceed a cap to be specified in the Pro Forma Balance Sheet, subject to adjustments to be agreed upon if the

                           Closing Date occurs before or after September 30, 2002; and

                   (xi) Establishment of a new GCL compensation plan (the "Management Plan") providing for equity-based compensation to management of GCL in an amount of up to 10% of the fully diluted common equity of GCL as of the Closing Date. At the Closing Date, an allocation shall be made under the Management Plan of a target level of 5% of the common equity as of such date at an exercise price equal to the per share buy-in price of the New Investors on the Closing Date and with a vesting schedule to be determined at the time of the grant.

New Exit
 Financing          New debt financing in an amount of not less than US$350
                    million to be arranged by GCL on terms acceptable to the New Investors.

Amendments
to Bye-Laws         Reorganized GCL's Bye-Laws shall be amended in a manner
                    acceptable to the New Investors, including amendments to:

                    (i)   The voting and transfer provisions;

                    (ii) Provide for the rights set forth herein under Right of First Offer and under Board Representation; and

                    (iii) Confer on the New Investors rights consistent with
                          those contemplated hereby.

Pre-closing
 Covenants          GCL shall (i) continue to operate its business in the
                    ordinary course prior to the closing, (ii) make information available to the New Investors, (iii) give the New Investors reasonable access to GCL's management personnel and premises and periodically update the New
                    Investors on material business developments and (iv) consult with the New Investors on all matters outside of the ordinary course of business related to its business, strategy, financing and restructuring prior to closing, including without limitation matters relating to the restructuring of AGC.

                    GCL shall provide the New Investors with advance copies of all material pleadings to be filed in the Chapter 11 cases and related legal proceedings to the extent intended to effectuate the Restructuring Timetable, which pleadings shall be reasonably acceptable to New Investors.

                    Each of GCL and the New Investors shall cooperate with the other parties hereto and take all actions and make all filings necessary to obtain the consent, approval or authorization of all U.S. and non-U.S. government entities necessary or appropriate in connection with the GCL Restructuring and with the investments in GCL of the respective New Investors. In addition, the Purchase Agreement shall provide that each of GCL and the New Investors shall covenant and agree to use their respective reasonable efforts to consummate and make effective the transactions contemplated hereby (including satisfying any conditions to closing which are its responsibility).

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

                    After the entry of the Buyer Protection Order, the New Investors will seek and promptly apply for all applicable regulatory approvals (other than such regulatory approvals which are not legally feasible to pursue prior to the execution of binding documentation).

Registration
 Rights              Customary registration rights with respect to all common
                    shares owned by the New Investors in reorganized GCL, including common shares acquired in this transaction and issued upon conversion of the Senior Convertible Preferred Stock.

Right of First
 Offer Subject to certain exceptions to be agreed, the New Investors will have a right to invest pro rata in post-restructuring equity securities offerings of Reorganized GCL, whether or not for cash.

Conditions to
Signing Definitive
Documentation       Signing of the definitive documentation will be subject to
                    (i) negotiation of definitive documentation acceptable to GCL and the New Investors, (ii) compliance by GCL and the New Investors with all the pre-closing covenants and conditions set forth herein (as if all such covenants and conditions were binding on GCL), (iii) the terms of the GCL Restructuring to be supported by the agents for the banks and the statutory creditors committee by no later than the Auction date (as referenced in Schedule 2); (iv) availability of debtor-in-possession financing for GCL of no less than US$150 million on terms satisfactory to New
                    Investors (the "DIP Financing"); (v) satisfaction of the
                    New Investors with respect to the status of AGC and the status of any AGC restructuring; and (vi) the completion of due diligence satisfactory to the New Investors.

Documentation       Documentation to be entered into between GCL and the New
                    Investors will include a Purchase Agreement containing representations, warranties, covenants and closing conditions acceptable to the parties. Attached as exhibits to the Purchase Agreement will be an agreed upon form of the following documents: (i) new Bye-laws, (ii) a Registration Rights Agreement and (iii) a certificate of designations relating to the Senior Convertible Preferred
                    Stock. The definitive documentation shall provide that all decisions, approvals or designations of a party hereto may be made (or withheld) in the sole and absolute discretion of such party, except to the extent that another standard expressly governs.

Back-End Date       If the Closing Date does not occur by September 30, 2002,
                    the New Investors and GCL shall each have the discretion to terminate the transaction provided that if, on such date, the only unsatisfied condition to closing is obtaining a requisite regulatory approval, such date shall be extended to December 31, 2002.

Expenses GCL shall reimburse the New Investors for all their actual, reasonable, documented out-of-pocket costs and expenses (including, without limitation, the fees and expenses of counsel, advisors and accountants) incurred in connection with the transaction contemplated hereby (i) up to an aggregate maximum amount of US$3.8 million immediately upon the execution of the


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

                    letter of intent relating to this Term Sheet and (ii) until termination of the contemplated transaction, those additional reasonable, actual, documented, out of pocket costs and expenses (excluding any success fees) payable as follows: GCL shall pay the monthly retainer payments of Goldman Sachs & Co. and Merrill Lynch (Singapore) Pte. Ltd. in the amounts of US$150,000 and US$150,000, respectively. In addition, each month, the attorneys and accountants of the New Investors shall submit fee statements to GCL, counsel for the agents for the banks, The Office of the United States Trustee and counsel to any statutory creditors committee. If GCL receives no objection within 10 business days of receipt of such fee statement, GCL shall pay the invoiced fees and expenses. If an objection is so received, GCL shall only pay the undisputed amount pending court resolution of such dispute. The total costs and expenses payable pursuant to such clause (ii) shall not exceed US$10 million in the aggregate. In addition, it is contemplated that as part of the GCL Restructuring success fees would be payable by Reorganized GCL to advisors of HWL and STT on the Closing Date.

Buyer Protection
Order By the relevant date specified in Schedule 2, GCL shall file a motion in all applicable courts (including Bermuda if necessary) seeking an order (the "Buyer Protection Order") that will establish hearings and deadlines consistent with the Restructuring Timetable and approve
                    (i) the expense reimbursement specified in clause (ii) under "Expenses" above, (ii) a break-up fee to the New Investors in an aggregate amount equal to US$40 million in the event that GCL accepts or approves, or a court approves or orders, any proposal (any such proposal, an "Alternative Transaction") that provides for one or more third parties (A) to acquire in one or a series of related transactions all or substantially all of the assets of GCL or (B) to make a comparable investment in GCL or sponsor or be an economic co-proponent of a plan of reorganization of GCL and (iii) the other binding provisions of this Term Sheet. The break-up fee will be payable when the Alternative Transaction closes provided that if an Alternative Transaction is approved by the court but ultimately does not close, the New Investors shall be entitled to a break-up fee in an aggregate amount equal to US$20 million, payable on the effective date of GCL's plan of reorganization. No break-up fee will be owed if either of the New Investors terminates the transaction for any reason (other than as a result of (i) an Alternative Transaction, (ii) GCL willfully fails to comply with the conditions to Closing for the purposes of delaying or precluding the closing of the transaction or (iii) such termination results from a failure to adhere to the Restructuring Timetable that is not attributable to the New Investors and an Alternative Transaction is approved by the court within 90 days of such missed deadline). A break-up fee payable under the circumstances described in clause (iii) immediately above shall only be payable out of the proceeds payable at closing of such Alternative Transaction.

Confidentiality     Until the date on which GCL files a motion seeking
                    approval of the Buyer Protection Order, GCL and the New
                    Investors agree to keep this Term Sheet confidential pursuant to their previous confidentiality undertakings with respect to the potential transaction, provided that GCL may disclose this Term
                    Sheet to its bank lenders, its bond/note holders and any statutory creditors committee, and their respective advisors, provided such parties have agreed to keep this Term Sheet confidential, provided that GCL concurrently with such disclosure informs the New Investors of the identity of the person to whom this Term Sheet is being disclosed. Notwithstanding the foregoing, the New
                    Investors and GCL may each issue a press release relating to this Term Sheet disclosing (i) the names of the New
                    Investors and GCL, (ii) the aggregate US$750 million cash investment by the New Investors and (iii) such other items as may be mutually agreed by the parties.

New Investors
Designations and
Determinations      HWL and STT may designate other entities as New Investors
                    provided that, notwithstanding such designation (i) HWL and STT acting directly or through one or more affiliates shall each invest an amount that exceeds the amount invested by any other New Investors and (ii) no entity shall be designated that adversely effects the timing of the Closing of the transaction or the ability to obtain regulatory approval for the consummation of the Closing.

                    Notwithstanding anything to the contrary contained herein,
                    (i) in each case where this Term Sheet or the definitive documents contemplated hereby provides for the New Investors to provide a decision or their approval, consent, waiver or judgment, such decision, approval, consent, waiver or judgment shall be solely provided by HWL and STT (and shall specifically exclude any of their permitted designees), (ii) the parties further acknowledge that HWL and STT shall negotiate and approve all definitive agreements contemplated hereby without the participation of any additional investor and (iii) if HWL or STT designates any other entity to participate in the transaction in accordance with the terms hereof, either
                    (A) such entity shall be financially capable of performing its obligations to GCL under the definitive documents (including its obligations to fund its portion of the Investment Amount on the Closing Date), as reasonably determined by GCL, or (B) HWL or STT, as the case may be, shall remain obligated to perform any such obligations not performed by such designee.

Governing
Law This Term Sheet shall be governed by and construed in accordance with the laws of the State of New York.

Non-binding Term
Sheet This Term Sheet except for the provisions relating to Expenses, Buyer Protection Order, Confidentiality and Governing Law above (which provisions are intended and agreed to be fully binding), is intended as an indication of interest for discussion purposes only and is not intended to be and does not constitute a legally binding obligation of any party hereto. No person or entity shall rely upon anything in this Term Sheet and no person or entity shall have any right, benefit or remedy of any nature by reason of this Term Sheet.

                                  Schedule 1
                                  ----------

                              Performance Targets
                              -------------------

                    (US$ millions) For Quarters ended 2002

                      Q1           Q2           Q3         9 months
                      --           --           --         --------
Minimum
Service Revenue     $722         $677         $658
Service EBITDA      (105)         (68)         (49)
Cumulative IRU's                                            $65


                      Q1           Q2           Q3         9 months
                      --           --           --         --------
Maximum                                                     $242(1)
Cumulative Cash
CapEx



---------------
(1) Plus increases for CapEx associated with Service Revenue and IRU Sales that are incrementally higher than projected.

                                  Schedule 2
                                  ----------

                            Restructuring Timetable
                            -----------------------

     Time
  (Days after
commencement of
Chapter 11 cases)                          Action
-----------------                          ------

     +7                  Filing of motion seeking approval of Buyer Protection
                         Order

     +45 Approval of Buyer Protection Order; Application(s) for regulatory approvals

     +90                 Deadline for submission of qualified bids1

     +110                Auction, if qualified bids submitted ("Auction")

     +125                Filing of draft plan and disclosure statement

     +160 Approval of draft disclosure statement, start of solicitation of votes on plan

     +205                Confirmation of plan

     +230 Effective date of plan (Closing Date), subject to receipt of any consent, approval or authorization of any government entity; closing of the new exit financing


--------------
1 "Qualified bids" to be defined as bids providing for (i) distributions to creditors of no less value than the amounts described above in the GCL Restructuring after taking into account any requisite payment of a break-up fee to the New Investors as a result thereof plus a customary bidding increment and (ii) a reasonable level of liquidity available to Reorganized GCL on the Closing Date. If there are no qualified bids submitted, the remaining timetable can be accelerated.